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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors and Shareholders
Axiohm Transaction Solutions, Inc.:

    The audit referred to in our report dated March 19, 1998, included the related financial statement schedule as of December 31, 1997, included in Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, this financial statement schedule, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the incorporation by reference in the registration statements (Nos. 33-5110; 33-29911; 33-50532 and 33-75798) on Form S-8 of DH Technology,
Inc. and subsidiaries, of our report dated March 19, 1998, relating to the consolidated balance sheets of Axiohm Transaction Solutions, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Axiohm Transaction Solutions, Inc.

    We also consent to the use of our report on the schedule included herein.

                                          /s/ KPMG PEAT MARWICK LLP

San Diego California
April 10, 1998